UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75, Second Avenue,
Suite 605

Needham MA, 02494

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTC Pink

Item 8.01 Other Events.

On May 12th, 2022, the International Bureau of the Patent Cooperation Treaty (PCT) approved and published two patent applications from Bioxytran, Inc.:

●	WO 2022/099061 - Polysaccharides for Use in Treating Sars-Cov-2 Infections - The invention provides a method for treating SARS-CoV-2 by administering an effective amount of galactomannans to a subject in need thereof.

●	WO2022/099061 - Polysaccharides for IV Administration that Treat Sars-Cov-2 Infections - The invention provides a method for treating SARS-CoV-2 by administering an effective amount of pectin polysaccharides to a subject in need thereof.

On June 8, 2022 United States Patent and Trademark Office (USPTO) approved the Trademark ProLectin to be published in the published in the Trademark Official Gazette (TMOG) on June 28, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.69	Approval of International Patent WO2022/099052 - Polysaccharides for Use in Treating Sars-Cov-2 Infections, dated May 12, 2022.

10.70	Approval of International Patent WO2022/099061 - Polysaccharides for IV Administration that Treat SARS-CoV-2 Infections, dated May 12, 2022.

10.71	Official USPTO Notice of Publication under 12(A) for the Trademark ProLectin

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: June 10, 2022

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